EXHIBIT 32

STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB of China World Trade Corporation (the "Company") for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Wenxia Guo, Chief Executive Officer, and Peiyi Tian, Principal Financial Officer of the Company, individually certify that:

* the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

* information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented.

/s/ Wenxia Guo
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Wenxia Guo
Director and Chief Executive Officer

Dated: April 5, 2007

/s/ Peiyi Tian
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Peiyi Tian
Principal Financial Officer

Dated: April 5, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Worldwide Biotech & Pharmaceutical Company and will be retained by Worldwide Biotech & Pharmaceutical Company and furnished to the Securities and Exchange Commission or its staff upon request.